CERTIFICATE OF MERGER

OF

INOVACHEM MERGERCO II, INC.
a Delaware corporation

WITH AND INTO

NUGEN MOBILITY, INC.
a Delaware corporation

(Pursuant to Title 8, Section 251(c) of the
Delaware General Corporation Law)

The undersigned corporations, organized and existing under and by virtue of the General Corporation Law of the State of Delaware, do hereby certify:

FIRST: InovaChem MergerCo II, Inc., a Delaware corporation, is being merged into NuGen Mobility, Inc. and the name of the surviving corporation is NuGen Mobility, Inc.

SECOND:  That a merger agreement (the “Merger Agreement”), whereby InovaChem MergerCo II is merged with and into NuGen Mobility, Inc., has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Title 8, Section 251 of the General Corporation Law of the State of Delaware.

THIRD:  That the Certificate of Incorporation of InovaChem MergerCo II, Inc. shall be the Certificate of Incorporation of NuGen Mobility, Inc. except that the name NuGen Mobility, Inc. shall not be changed.

FOURTH:  That the merger is to become effective upon filing of this Certificate of Merger.

FIFTH:  That the executed Merger Agreement is on file at the office of the surviving corporation located at NuGen Mobility, Inc., 44645 Guilford Drive, Suite 201, Ashburn, Virginia 20147.

SIXTH:  That a copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH:  That the Merger Agreement has been approved by the holders of at least a majority of the outstanding shares of stock of NuGen Mobility, Inc., by written consent in lieu of a meeting of the stockholders.

EIGHTH:  That the Merger Agreement has been approved by written consent of the sole stockholder of InovaChem Mergerco II, Inc.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this certificate as January 29, 2010.

INOVACHEM MERGERCO II, INC.

By:	/s/Alan Pritzker
Name: Alan Pritzker
Title: Director

NUGEN MOBILITY, INC.

By:	/s/Eric Takamura
Name: Eric Takamura
Title: CEO/President